EXHIBIT 24


POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby authorizes, designates and appoints John S. Davis and Jennifer A. Millimet, and each of them, his/her true and lawful attorney-in-fact and agent to sign and file with the Securities and Exchange Commission on his/her behalf with respect to the ownership of, or transactions in, securities of Brink's Home Security Holdings, Inc., any report, statement or form (including Form 3, Form 4 and Form 5), and to do any and all acts and things for purposes of complying with Section 16 of the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder; and the undersigned does hereby ratify and confirm all that each of said attorneys shall do or cause to be done by virtue hereof.

The authorization contained herein shall continue in effect until revoked in writing or without notice upon termination of the attorney-in-fact and agent's employment with Brink's Home Security Holdings, Inc. and any affiliate thereof.

IN WITNESS WHEREOF, I have hereunto set my hand as of October 2, 2008.


	                             /s/ Carole L. Vanyo
                                     -----------------------------
	                             Carole L. Vanyo





	SWORN AND SUBSCRIBED to before me on this the 2nd day of October, 2008.

	                             /s/ Shannon Straley
		                     -----------------------------
	                             Notary Public


Shannon Straley, Notary Public, State of Texas.  My Commission Expires:
September 25, 2010.